Exhibit 10.44

Dominion Resources, Inc.

2011 Base Salaries for Named Executive Officers*

The 2011 base salaries for Dominion’s named executive officers are as follows: Thomas F. Farrell II, Chairman, President and Chief Executive Officer—$1,224,000; Mark F. McGettrick, Executive Vice President and Chief Executive Officer—$663,918; Paul D. Koonce, Executive Vice President (Chief Executive Officer—Dominion Virginia Power)—$507,858; David A. Christian (Chief Executive Officer—Dominion Generation)—$564,876; and Gary L. Sypolt (Chief Executive Officer—Dominion Energy) $501,228.

*	Effective March 1, 2011